Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of Diginex Limited (the “Company”) of our report dated July 11, 2025, with respect to our audits of the consolidated financial statements of Diginex Limited as of March 31, 2025 and 2024 and for the years then ended, appearing in the Company’s Form 20-F and Form 20F/A filed with the Securities and Exchange Commission.

/s/ UHY LLP

New York, New York

January 26, 2026